  As filed with the Securities and Exchange Commission on September  , 2001
                                                      Registration No. 333-18383
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                          __________________________

                                FMC CORPORATION
            (Exact name of registrant as specified in its charter)

                  Delaware                         94-0479804
       (State or other jurisdiction of          (I.R.S. Employer
       incorporation or organization)          Identification No.)

          200 East Randolph Drive                      60601
             Chicago, Illinois                       (Zip Code)
(Address of Principal Executive Offices)

                    FMC 1995 Management Incentive Plan and
                          FMC 1995 Stock Option Plan
                          (Full titles of the plans)

                               Stephen F. Gates
             Senior Vice President, General Counsel and Secretary
                            200 East Randolph Drive
                           Chicago, Illinois  60601
                    (Name and address of agent for service)

                                (312) 861-6000
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                                Steven J. Gavin
                               Winston & Strawn
                             35 West Wacker Drive
                            Chicago, Illinois 60601
                                (312) 558-5600

                             EXPLANATORY STATEMENT

          Effective as of February 16, 2001, the Board of Directors of FMC Corporation (the "Registrant") merged the FMC 1995 Management Incentive Plan with and into the FMC 1995 Stock Option Plan, and the FMC 1995 Stock Option Plan was restated and renamed the FMC Corporation Incentive Compensation and Stock Plan. On April 20, 2001, the stockholders of the Registrant approved an increase in the total number of shares of common stock, par value $0.10 per share ("Common Stock"), of the Registrant available for issuance under the FMC Corporation Incentive Compensation and Stock Plan from 3,000,000 to 3,800,000.

          Of such 3,800,000 available shares, 3,000,000 were registered by Form S-8 Registration Statement (File No. 333-18383) for issuance under the former FMC 1995 Management Incentive Plan and FMC 1995 Stock Option Plan. Of such 3,000,000 registered shares, 2,710,949 remain available for issuance under the FMC Corporation Incentive Compensation and Stock Plan. Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth in No. 89 in the Securities Act Forms section of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations (July 1997), such 2,710,949 remaining shares are carried forward to, and deemed covered by, the Form S-8 Registration Statement filed on or about the date hereof in connection with the FMC Corporation Incentive Compensation and Stock Plan.

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 20, 2001.

                                        FMC CORPORATION

                                        By:  /s/ William H. Schumann III
                                           -------------------------------------
                                           Name:  William H. Schumann III
                                           Title: Senior Vice President and
                                                  Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                                  Title                                Date
------------------------------------------   -----------------------------------   -------------------------------
/s/ Robert N. Burt                           Chairman of the Board and             August 24, 2001
-------------------------------------------  Chief Executive Officer
Robert N. Burt                               (Principal Executive Officer)

/s/ William H. Schumann III                  Senior Vice President and Chief       August 24, 2001
-------------------------------------------  Financial Officer (Principal
William H. Schumann III                      Financial Officer)

/s/ Ronald D. Mambu                          Vice President and Controller         August 24, 2001
-------------------------------------------  (Principal Accounting Officer)
Ronald D. Mambu

/s/ Joseph H. Netherland                     Director                              August 24, 2001
-------------------------------------------
Joseph H. Netherland

/s/ B. A. Bridgewater, Jr.                   Director                              August 24, 2001
-------------------------------------------
B. A. Bridgewater, Jr.

/s/ Patricia A. Buffler                      Director                              August 24, 2001
-------------------------------------------
Patricia A. Buffler

/s/ Albert J. Costello                       Director                              August 24, 2001
-------------------------------------------
Albert J. Costello

/s/ Asbjorn Larsen                           Director                              August 24, 2001
-------------------------------------------
Asbjorn Larsen

/s/ Edward J. Mooney                         Director                              August 24, 2001
-------------------------------------------
Edward J. Mooney

/s/ William F. Reilly                        Director                              August 24, 2001
-------------------------------------------
William F. Reilly

/s/ Enrique J. Sosa                          Director                              August 24, 2001
-------------------------------------------
Enrique J. Sosa

/s/ James R. Thompson                        Director                              August 24, 2001
-------------------------------------------
James R. Thompson

/s/ William G. Walter                        Director                              August 24, 2001
-------------------------------------------
William G. Walter